                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): August 17, 1998


                          HUSSMANN INTERNATIONAL, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER: 01-13407
                                                --------

             Delaware                                    43-1791715
---------------------------------                   -------------------
  (State or other jurisdiction                         (IRS Employer
of incorporation or organization)                   Identification No.)


12999 St. Charles Rock Road, Bridgeton, Missouri            63044-2483
------------------------------------------------            ----------
    (Address of principal executive offices)                (Zip Code)


                                 (314) 291-2000
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

                          HUSSMANN INTERNATIONAL, INC.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 17, 1998, Hussmann International, Inc. (the "Company"), completed its acquisition of a 65% interest in McAlpine Refrigeration Ltd. (McAlpine) and Triangle Refrigeration (Australia) Pty. Limited (Triangle), collectively McAlpine Investments Ltd. ("MIL"). This Form 8-K/A sets forth the financial statements and pro forma financial information required to be filed in connection with this acquisition.

MIL is engaged in the sale, installation, manufacturing and service of commercial refrigeration products for the retail food industries in New Zealand, Australia and various island nations throughout the South Pacific. Manufacturing capabilities include walk-in cooler panels and high quality specialty display cases.

MIL has its headquarters located in Auckland, New Zealand and has operations in New Zealand (McAlpine) and Australia (Triangle). MIL also has a branch office in Shanghai, China. MIL has been an independent distributor and licensee of the Company for several years.

The Company paid approximately US$3.7 million in cash for its 65% interest. The purchase price was based on arm's-length negotiations and was paid from cash on-hand. The acquisition will be accounted for under the purchase method of accounting.

The tangible assets of MIL consist primarily of accounts receivable, inventories, and machinery and equipment. The Company intends to continue to use such assets in the operation of the businesses formerly operated by MIL.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

The audited consolidated statements of financial position of McAlpine Refrigeration, Ltd. at June 30, 1998 and 1997 and the related consolidated statements of financial performance, movements in equity and cash flow for the years then ended.

The audited consolidated balance sheet of Triangle Refrigeration (Australia) Pty. Limited at June 30, 1998 and 1997 and the consolidated profit and loss statements and the consolidated statement of cash flows for the years then ended.

(b) Pro forma financial information.

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements.

Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1997.

Unaudited Pro Forma Combined Condensed Statement of Operations for the six month period ended June 30, 1998.

Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 1998.

(c) Exhibits

Exhibit
Number
-------
2         The Agreement Relating to Hussmann McAlpine
          Limited dated August 17, 1998 between Hussmann Netherlands B.V. and Barry Edward Brill and Allan Francis Cotter, Phillip Joseph Miller, Howard James Small, and Robert Charles Todd and Kevin Stainer (incorporated by reference to Exhibit 2 to the Form 8-K filed with the Securities and Exchange Commission on August 31, 1998).

23a Consent of Independent Auditors - Deloitte Touche Tohmatso as independent auditors for McAlpine Refrigeration Ltd.

23b Consent of Independent Auditors - Byrons Chartered Accountants as independent auditors for Triangle Refrigeration (Australia) Pty. Limited.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HUSSMANN INTERNATIONAL, INC.

                                      /s/ Michael D. Newman
                                      ---------------------
                                      Michael D. Newman
                                      Senior Vice President
                                      and Chief Financial Officer

Dated: October 30, 1998

                          Hussmann International, Inc.
                                     Index

Item 7. (a)
 Financial Statements of Business Acquired
   McAlpine Refrigeration, Limited
   (All dollar amounts are in NZ $'s):
                                                                       Page No.
                                                                       --------
       Consolidated Statement of Financial Performance and Movements      7
       in Equity for the years ended June 30, 1998 and 1997

       Consolidated Statement of Financial Position as at June 30,        8
       1998 and 1997

       Consolidated Statement of Cash Flow for the years ended June      10
       30, 1998 and 1997

       Notes to and Forming Part of the Consolidated Financial           12
       Statements for the years ended June 30, 1998 and 1997

   Triangle Refrigeration (Australia) Pty. Limited
       (All dollar amounts are in AUS $'s):

       Consolidated Profit and Loss Statement for the years ended        35
       June 30, 1998 and 1997
                                                                         36
       Consolidated Balance Sheets as at June 30, 1998 and 1997

       Consolidated Statement of Cash Flow for the years ended June      37
       30, 1998 and 1997

       Notes to and Forming Part of the Combined Financial               38
       Statements for the years ended June 30, 1998 and 1997

Item 7. (b)
  Pro Forma Financial Information
       (All dollar amounts are in U.S. $'s):

       Introduction to Unaudited Pro forma Combined Condensed            59
       Financial Statements

       Unaudited Pro Forma Combined Condensed Statement of Earnings      60
       for the year ended December 31, 1997

       Unaudited Pro Forma Combined Condensed Statement of Earnings      61
       for the six month period ended June 30, 1998

       Unaudited Pro Forma Combined Condensed Balance Sheet at June      62
       30, 1998

       Notes to Unaudited Pro Forma Combined Condensed Financial         63
       Statements

                         MCALPINE REFRIGERATION LIMITED
                                   DIRECTORY

DIRECTORS
---------
H J Small
A F Cotter
P J Miller
R C Todd

SECRETARY
---------
J E Hird

REGISTERED OFFICE
-----------------
11-17 Walls Road
Penrose
AUCKLAND

AUDITORS
--------
Deloitte Touche Tohmatsu
AUCKLAND

BANKERS
-------
ASB Bank Limited

SOLICITORS
----------
Russell McVeagh McKenzie Bartleet & Co
AUCKLAND

                         MCALPINE REFRIGERATION LIMITED
                                 ANNUAL REPORT

Your Directors have pleasure in submitting their 1998 Annual Report.

PRINCIPAL ACTIVITIES
--------------------
The Group's principal activities during the period were the importing, manufacture, distribution, installation, contracting and servicing of commercial refrigeration equipment in New Zealand, Australia and for export.

                                                           12 MONTHS
CONSOLIDATED RESULTS AND DISTRIBUTIONS                        1998
                                                               $
Net Deficit for the year before share of
associated companies profits                               (3,551,428)

Share of associate company results                             (3,622)
                                                          ------------
Total Consolidated Net Surplus/(Deficit) for the year      (3,555,050)

Retained Surplus brought forward                           (1,017,084)
Revaluation on Disposed Assets                                  7,900
Dividend paid                                                     -
                                                          ------------
Accumulated Deficit carried forward                       ($4,564,234)
                                                          ============

The state of the Group's affairs is satisfactory. The Directors recommend that no final dividend be paid.

SECTION 211 COMPANIES ACT 1993
------------------------------
The Shareholders will be signing a resolution under Section 211 of the Companies Act 1993 and therefore no statutory declarations will be required under section 211 (a) and (d) to (j).

Director:   __________________________         Date:_________________

Director:   __________________________         Date:_________________

                         MCALPINE REFRIGERATION LIMITED
                                  CONSOLIDATED
                       STATEMENT OF FINANCIAL PERFORMANCE
                       FOR THE YEAR ENDED 30TH JUNE 1998

                                                                                            12 Months            12 Months
                                                                         Note                  1998                 1997
                                                                                               $                     $
REVENUE                                                                                    39,978,974            38,449,127


                                                                                         =============          ============


OPERATING SURPLUS/(DEFICIT)                                                                (3,557,776)             (446,274)

Interest on Convertible Notes                                                                (306,452)             (285,000)
                                                                                         -------------          ------------
OPERATING SURPLUS/(DEFICIT) BEFORE
TAXATION                                                                   2               (3,864,228)             (731,274)

Taxation expense/(benefit)                                                 3                 (312,800)             (241,719)
                                                                                         -------------          ------------
NET SURPLUS/(DEFICIT) AFTER TAXATION                                                       (3,551,428)             (489,555)

Share of net surpluses/(deficit) of
  associate companies                                                      4                   (3,622)             (548,407)
                                                                                         -------------          ------------
NET CONSOLIDATED SURPLUS/(DEFICIT) FOR THE YEAR                                            (3,555,050)           (1,037,962)

Retained Surplus/(Deficit) at beginning of the year                                        (1,017,084)            1,517,289
Dividend Paid                                                                                    -               (1,580,000)
Revaluation on Disposed Assets                                                                  7,900                83,589
                                                                                         -------------          ------------
RETAINED SURPLUS/(DEFICIT) AT END OF THE YEAR                                             ($4,564,234)          ($1,017,084)

                                                                                         =============          ============

                  CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY
                        FOR THE YEAR ENDED 30TH JUNE 1998

                                                                                               1998                 1997
                                                                                                $                     $
Equity at beginning of the year                                                              4,652,954             3,299,943
Effect of Exchange Rate Change on Equity                                      5                (58,940)              (91,660)
NET SURPLUS/(DEFICIT) AFTER TAXATION                                                        (3,555,050)           (1,037,962)
Total Recognised Revenues and Expenses for the year                                         (3,613,990)           (1,129,622)
Transfer from Asset Revaluation Reserve                                       5                 (7,900)              (83,589)
Issue of 'B' Shares                                                                                -               4,062,633
Transfer to Retained Surplus                                                  5                  7,900                83,589
Assets revalued                                                               5                184,606                  -
Dividend Paid                                                                 5               (600,000)           (1,580,000)
                                                                                           ------------          ------------
EQUITY AT END OF THE YEAR                                                                     $623,570            $4,652,954

                                                                                           ============          ============

The accompanying notes on pages 12 to 29 form part of and are to be read in conjunction with these financial statements.

                         MCALPINE REFRIGERATION LIMITED
                                  CONSOLIDATED
                        STATEMENT OF FINANCIAL POSITION
                              AS AT 30TH JUNE 1998

                                                                                  30 June                     30 June
                                                          Note                      1998                        1997
                                                                                   $                           $
EQUITY
Share Capital                                               5                    5,337,633                    5,062,633
Reserves                                                    5                     (149,829)                     607,405
Retained Surplus/(Deficit)                                                      (4,564,234)                  (1,017,084)
                                                                            --------------                -------------
Total Equity                                                                       623,570                    4,652,954

Convertible Notes                                           5                    2,500,000                    1,900,000
                                                                            --------------                -------------
Total Shareholders' Interests                                                    3,123,570                    6,552,954

NON-CURRENT LIABILITIES                                     6                    1,666,213                    2,088,701
                                                                           ---------------               --------------


CURRENT LIABILITIES

Bank Overdraft                                              7                      834,083                      869,018
Accounts payable and accruals                                                    9,959,771                    7,051,648
Advance from Shareholders                                                          649,833                      445,283
Advances from related parties                              15                    2,191,945                    1,372,711
Current portion of long-term liabilities                    6                      148,038                       22,488
                                                                            --------------                -------------
                                                                                13,783,670                    9,761,148
                                                                            --------------                -------------
                                                                              $ 18,573,453                  $18,402,803
                                                                            ==============                =============


The accompanying notes on pages 12 to 29 form part of and are to be read in conjunction with these financial statements.

                         MCALPINE REFRIGERATION LIMITED
                                  CONSOLIDATED
                        STATEMENT OF FINANCIAL POSITION
                              AS AT 30TH JUNE 1998
                                  (CONTINUED)

                                                    30 JUNE         30 JUNE
                                        NOTE          1998           1997
                                                        $              $
NON CURRENT ASSETS
Fixed Assets                             8(a)      1,606,749       1,780,209
Goodwill                                 8(b)        128,310          87,000
Deferred Taxation                        9           230,667         185,756
Future Tax Benefit                       9           896,323         323,341
                                                 -----------     -----------
                                                   2,862,049       2,376,306

INVESTMENTS

Shares in Triangle Refrigeration        10(a)        496,464       3,439,620
Investments in associates               10(c)              -          79,107
Advances to associates                  10(d)          7,108          15,404
                                                 -----------     -----------
                                                     503,572       3,534,131

CURRENT ASSETS

Cash                                     7           111,688          99,361
Receivables and Prepayments             11         8,630,831       6,187,571
Inventories                             12         6,445,339       6,012,549
Taxation Receivable                      9            19,974         192,889
                                                 -----------     -----------
                                                  15,207,832      12,492,366
                                                 -----------     -----------
                                                 $18,573,453     $18,402,803
                                                 ===========     ===========

For and on behalf of the Board


Director:                                 Date:
           ----------------------                ----------------------


Director:                                 Date:
           ----------------------                ----------------------


The accompanying notes on pages 12 to 29 form part of and are to be read in conjunction with these financial statements

                         MCALPINE REFRIGERATION LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED 30TH JUNE 1998


                                                         12 Months       12 Months
                                             NOTE          1998             1997
                                                             $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was provided from:
Receipts from customers                                 38,401,427       41,069,424
Interest received                              2             8,479            8,225
Dividends received                                          44,006                -
                                                       -----------      -----------
                                                        38,453,912       41,077,649
Cash was disbursed to:
Payments to suppliers and employees                    (37,529,813)     (41,038,304)
Taxes paid                                                (146,634)        (363,239)
Interest paid                                             (577,659)        (283,101)
Subvention paid                                            (14,228)        (184,747)
                                                       -----------      -----------
                                                       (38,268,334)     (41,869,391)
Net cash inflow/(outflow) from                         -----------      -----------
operating activities                           13          185,578         (791,742)


CASH FLOWS FROM INVESTING ACTIVITIES
Cash was provided from:
Proceeds from sale of fixed assets                           3,800        1,103,383
Increase in loans and advances from
related  parties                                           827,530        1,571,817
                                                       -----------      -----------
                                                           831,330        2,675,200
Cash was applied to:
Purchase of fixed assets                                   (63,052)        (614,324)
Goodwill paid to acquire new business                            -          (90,000)
Interest paid on leased assets                              (4,193)          (1,248)
Purchase of shares in Contract Refrigeration              (140,000)               -
Increase in loans and advance in group company                   -                -
                                                       -----------      -----------
                                                          (207,245)        (705,572)
                                                       -----------      -----------
Net Cash Inflow/(Outflow) from Investing Activities        624,085        1,969,628


The accompanying notes on pages 12 to 29 form part of and are to be read in conjunction with these financial statements.

                         MCALPINE REFRIGERATION LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED 30TH JUNE 1998
                                  (CONTINUED)




                                                                               12 Months                      12 Months
                                                   NOTE                           1998                           1997
                                                                                   $                              $

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was provided from:
Proceeds of long term debt                                                          -                          2,050,000
Convertible Notes                                                                600,000                           -
                                                                             -----------                     -----------
                                                                                 600,000                       2,050,000


Cash was applied to:
Repayment of long term debt                                                     (400,000)                     (1,300,000)
Convertible note interest paid                                                  (306,452)                       (356,250)
Dividend paid                                                                   (600,000)                     (1,580,000)
                                                                             -----------                      ----------
                                                                              (1,306,452)                     (3,236,250)
                                                                             -----------                      ----------
Net cash inflow/(outflow) from financing activities                             (706,452)                     (1,186,250)
                                                                             -----------                      ----------
Net increase/(decrease) in cash                                                  103,211                          (8,364)

Add opening cash brought forward                                                (769,657)                       (761,293)

Cash of Contract Refrigeration and
Air Conditioning (Otago) Ltd acquired                                            (55,949)                            -
                                                                              ----------                      ----------
Ending Cash (overdraft) Carried Forward                                         (722,395)                       (769,657)
                                                                              ==========                      ==========
Cash balances in Statement of Financial Position
Cash                                                                             111,688                           99,361
Bank Overdraft                                                                  (834,083)                        (869,018)
                                                                              ----------                      -----------
                                                                               ($722,395)                       ($769,657)
                                                                              ==========                      ===========

The accompanying notes on pages 12 to 29 form part of and are to be read in conjunction with these financial statements

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

1    STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES
The reporting entity is McAlpine Refrigeration Limited and its subsidiaries and associate companies.

The general accounting principles recognised as appropriate for the measurement and reporting of net surplus and financial position on an historical cost basis, with the exception that certain fixed assets have been revalued, are followed by the Group. These financial statements have been prepared in accordance with the Financial Reporting Act 1993 and the Companies Act 1993.

PARTICULAR ACCOUNTING POLICIES
The following particular accounting policies which materially affect the measurement of net surplus/(deficit) and the financial position have been applied:

(a)    BASIS OF CONSOLIDATION - PURCHASE METHOD
       The consolidated financial statements include the holding company and its subsidiaries accounted for using the purchase method. All significant intercompany transactions are eliminated on consolidation.

(b)    ASSOCIATE COMPANIES
       These are companies in which the group holds material shareholdings and in whose commercial and financial policy decisions it participates. The accounts of associate companies have been reflected in the consolidated accounts on an equity accounting basis which shows the group's share of net surplus in the Consolidated Statement of Financial Performance and its share of post acquistion increases or decreases in net assets, in the Consolidated Statement of Financial Position.

(c)    FIXED ASSETS
       Fixed assets are included at cost except for assets purchased on 16th December 1989 and 27th May 1993 which have been revalued. Certain fixed assets were revalued in the current year as stated in Note 8(a). All fixed assets are depreciated over their estimated useful lives commencing from the time the asset is held ready for use.

(d)    DEPRECIATION
       Depreciation is provided on a straight line basis, at the following rates:

       Buildings                                             2%
       Plant and Machinery                                  10%
       Leasehold Building Improvements                      20%
       Motor Vehicles                                       20%
       Furniture, Fixtures and Fittings                     20%

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998


1             STATEMENT OF ACCOUNTING POLICIES (Continued)

(e)           RECEIVABLES
              Receivables are stated at their estimated realisable value.

(f)           RESEARCH AND DEVELOPMENT COSTS
              Research and development costs are expensed in the period incurred. Development costs are deferred where future benefits can reasonably be expected to exceed those costs. Deferred development costs are amortised over future periods on a basis related to expected future revenue.

(g)           INCOME TAX
              The income tax expense charged to the consolidated Statement of Financial Performance includes both the current year expense and the income tax effects of timing differences calculated using the liability method.

              Tax effect accounting has been applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

(h)           INVENTORIES
              Inventories are stated at the lower of cost, determined on an average cost basis, and net realisable value.

              Profit on contracts are recorded using the percentage of completion method of accounting. Work-in-progress is work completed for which certification has not yet been received and retentions not yet due for payment and is valued at a net realisable value. Variations in cost and revisions in profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revisions become known. When estimates indicate a probable loss on a contract, the full amount of the loss is immediately recognised.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

1    STATEMENT OF ACCOUNTING POLICIES (Continued)

(i)  LEASES

     The group leases certain plant and equipment and land and buildings. Finance leases, which effectively transfer to the entity substantially all of the risks and benefits incident to ownership of the leased item, are capitalised at the present value of the minimum lease payments. The leased assets and corresponding liabilities are disclosed and the leased assets are depreciated over the period the entity is expected to benefit from their use.

     Operating lease payments, where the lessors effectively retain substantially all the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal instalments over the lease term.

(j)  FOREIGN CURRENCIES

     Transactions in foreign currencies are converted at the New Zealand rate of exchange ruling at the date of the transaction. Short term transactions covered by forward exchange contracts are measured and reporting at the forward rates specified in those contracts. At balance date foreign monetary assets and liabilities are translated at the closing rate, and exchange variations arising from these translations are included in the Statement of Financial Performance.

     The Financial Statements of Australian operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from what at which it was previously reported is taken to the foreign currency translation reserve. The exchange difference on a hedging transaction undertaken to establish the price of particular sales or purchases, together with any costs associated with the hedge transaction, are deferred and included in the measurement of the purchase or sale transaction.

(k)  DIFFERENTIAL REPORTING

     The Group qualifies for differential reporting exemptions as the entity is not publicly accountable and there is no separation between the governing body and the owners.

     Differential reporting exemptions have been applied in respect of FRS No. 9, Information to be Dislosed in Financial Statements, FRS No. 31, Disclosure of Information about Financial Instruments, SSAP 23, Financial Reporting for Segments.


     CHANGES IN ACCOUNTING POLICIES

     There have been no changes in accounting policies. All policies have been applied on a basis consistent with those used in previous years.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998


2. OPERATING SURPLUS/(DEFICIT) BEFORE TAXATION

                                                12 MONTHS             12 MONTHS
                                                   1998                  1997
                                                     $                     $
Operating Surplus/(Deficit) Before Taxation     (3,864,228)            (731,274)
                                                ==========             ========
After Charging:
Auditors fees                                       46,462               39,167
Bad and Doubtful Debts                              33,977               41,084
Depreciation                                       451,272              432,129
Directors Fees                                           -               62,400
Foreign currency losses/(Gains)                    660,525               67,711
Goodwill Amortised                                  28,466                3,000
Interest:
  Bank Term Loan and Overdraft                     254,001              157,983
  Finance charges on finance leases                  5,309                1,248
  Interest on Convertible Notes                    306,452              285,000
  Other Interest                                         -                    -
  Related Parties                                  323,658              125,118
Loss/(Gain) on Sale of Fixed Assets                    346               80,673
Merger Related Costs                                     -              208,453
Rental and operating lease costs                 1,551,542            1,405,940
Research and Development                           129,994               76,809
Subvention payment                                  14,228              184,747
Warranty claims                                    193,513               50,882
Write down of Investment in Associate
(refer Note 10)                                  2,943,156                    -
After Crediting:
  Interest from loans and advances                   8,479                8,225
  Rent Received                                          -              137,406

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998


3. TAXATION

                                            NOTE       12 MONTHS      12 MONTHS
                                                         1998           1997
                                                           $               $
Operating Surplus/(Deficit) before
 taxation                                              (3,864,228)     (731,274)
                                                       ----------     ---------
Prima facie taxation                                   (1,314,113)     (262,144)
Plus/(Less) taxation effect of permanent
differences
  Depreciation on Revalued Assets                          19,436        48,730
  Realised Capital Profits                                   (330)           --
  Loss/(Gain) on Revalued Assets                           (1,239)      (22,220)
  Dividends Received                                      (14,522)           --
  Non-deductible entertainment expenses                     2,450            --
  Non-deductible legal expenses
  Amortisation of Goodwill                                  9,394           990
  Write down of investment                                971,241            --
  Prior Period Adjustment                                  14,883        (7,075)
                                                       ----------     ---------
                                                        ($312,800)    ($241,719)
                                                       ----------     ---------
The taxation expense/(benefit) is
  represented by:
  Current Taxation                          9            (259,191)     (253,782)
  Future Tax Benefit                        9             (53,609)       12,063
                                                       ----------     ---------
                                                        ($312,800)    ($241,719)
                                                       ----------     ---------

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

4.  ASSOCIATE COMPANIES

                                                          1998        1997
                                                            $           $
Share of surplus/(deficit) of Contract Refrigeration
and Air Conditioning (Otago) Ltd before taxation          (5,406)    (25,460)
Taxation                                                   1,784       8,402
                                                         -------    --------
Share of surplus/(deficit) of Contract Refrigeration
 and Air Conditioning (Otago) Ltd                        ($3,622)   ($17,058)
Share/(deficit) of Triangle Refrigeration
 Australia Pty Ltd                                          -       (474,414)
Amortisation of goodwill on consolidation                   -        (56,935)
                                                         -------    --------
Share of surplus/(deficit) of associate companies        ($3,622)  ($548,407)
                                                         =======    ========

The share of associates surplus/(deficit) relates to Contract Refrigeration and Air Conditioning (Otago) Ltd for the period 1 July 1997 to 30 September 1997. On the 30th September 1997 the remaining shares were purchased resulting in a 100% subsidiary.

5.  SHARE CAPITAL/RESERVES

                                                          1998         1997
                                                            $            $
PAID UP CAPITAL
3,100,000 ordinary shares (fully paid)                  5,337,633   5,062,633
                                                       ----------  ----------
Total Paid Up capital                                  $5,337,633  $5,062,633
                                                       ==========  ==========

On 1st of December 1996, 1,000,000 Shares were issued to Triangle Refrigeration Australia Pty Limited in consideration of receiving 4224 Shares in that company. McAlpine Refrigeration Limited has a 20% (1997:50%) interest in Triangle Refrigeration (Australia) Pty Limited. On 5 March 1998, Triangle issued 12,763 shares to Parabel Enterprises Ltd, thereby diluting McAlpine's interest in Triangle to 20%. On 22 May 1998 the company issued 1,100,000 ordinary fully paid shares to McAlpine Investments Ltd.

CONVERTIBLE NOTES

Issued and paid up Convertible Notes of $1 each       $2,500,000   $1,900,000
                                                      ==========   ==========

These notes are held by McAlpine Finance Limited. They are convertible at the option of the holder into ordinary shares. They are not to be repaid without the prior consent of the ASB Bank. Interest equating to 15% p.a. was paid during the period.

ASSET REVALUATION RESERVE

Opening Balance                                     698,294      781,883
Assets revalued during the year                     184,606         -
Shares issued                                      (275,000)        -
Dividend paid                                      (600,000)        -
Less Asset Revaluation Reserve relating to
 assets sold during the year                         (7,900)     (83,589)
                                                  ---------   ----------
Closing Balance                                   $    -      $  698,294
                                                  =========   ==========

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

                                                     1998           1997
                                                       $              $

5.  SHARE CAPITAL/RESERVES, CON'T
FOREIGN CURRENCY TRANSLATION RESERVE
Opening Balance                                     (90,889)         771
Translation of Overseas Subsidiary Reserves         (58,940)           4
Translation of Overseas Associate Reserves             -         (91,664)
                                                 ----------   ----------
Closing Balance                                  $ (149,829)  $  (90,889)
                                                 ----------   ----------
Total Reserves                                   $ (149,829)  $  607,405
                                                 ==========   ==========

6. NON-CURRENT LIABILITIES

                                                     1998           1997
                                                       $              $
Term Loan-ASB Bank                                1,650,000    2,050,000
Advance from Shareholders                               -           -
Finance Leases                                      164,251       61,189
Advance-Parent Company                                  -           -
Deferred Income                                         -           -
                                                 ----------   ----------
                                                  1,814,251    2,111,189
Less Current Portion
 Term Loan-ASB Bank                                     -           -
 Advance from Shareholders                              -           -
 Finance Leases                                    (148,038)     (22,488)
 Advance-Parent Company                                 -           -
 Deferred Income                                        -           -
                                                 ----------   ----------
Total Non-Current Liabilities                    $1,666,213   $2,088,701
                                                 ==========   ==========
Interest Rates

                                        AVERAGE INTEREST RATE
                                          1998        1997
                                         % P.A.       % P.A.
Bank Term Loan                             9.6        10.3
Bank Overdraft                            12.5        12.5
Lease Liability                           12.2        12.0


Security:

The ASB Bank has a floating charge debenture over the assets of the company and its subsidiaries to secure its advance.

Finance leases are secured over the assets to which they relate.

Repayment Terms:
The ASB Bank term loan of $1,650,000 is a revolving loan facility which is subject to an annual review. This has been shown as a term liability as it is not expected to be repaid within the next twelve months.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998


7. CASH/BANK OVERDRAFT

                                                  1998                             1997
                                                    $                                $
Cash                                             $111,688                        $ 99,361
                                                 --------                        --------
Bank Overdrafts                                  $834,083                        $869,018
                                                 --------                        --------

Security:

The ASB Bank has a floating charge debenture over the assets of the company and its subsidiaries to secure its advance.

8. NON CURRENT ASSETS

(A) FIXED ASSETS

                                                                                   NET
                                       AT         AT           ACCUMULATED       CARRYING
                                      COST     VALUATION       DEPRECIATION       VALUE
                                        $          $                $                $
1998
Plant and Machinery                 1,425,359   1,163,725       (1,403,251)     1,185,833
Furniture, Fixtures and Fittings      540,106                     (357,542)       182,564
Leasehold Improvements                413,720                     (205,689)       208,031
Motor Vehicles                        143,206                     (112,885)        30,321
                                   ----------  ----------      -----------     ----------
                                   $2,522,391  $1,163,725      ($2,079,367)    $1,606,749
                                   ----------  ----------      -----------     ----------

1997
Plant and Machinery                 1,282,407   1,010,008       (1,121,115)     1,171,300
Furniture, Fixtures and Fittings      611,667           -         (299,526)       312,141
Leasehold Improvements                342,030           -          (88,622)       253,408
Motor Vehicles                        151,284           -         (107,924)        43,360
                                   ----------  ----------      -----------     ----------
                                   $2,387,388  $1,010,008      ($1,617,187)    $1,780,209
                                   ----------  ----------      -----------     ----------

Assets purchased on 16th December 1989 were revalued to an amount which was less than the values provided by a registered independent valuer.

These assets have a current book value of $143,303 (1997 $167,703).

Assets purchased on 29th May 1993 at a cost of $138,118 were revalued at $991,401 by McAlpine Industries Limited, and transferred to this company at 1 April 1996, and were less than the values provided by a registered independent valuer, REH & JN Hammonds. These assets have a current book value of $333,620 (1997 $407,324).

Certain assets purchased on 29th May 1993 with a book value of $167,884 were revalued to $352,490 which is less than the values provided by a registered independent valuer, REH & JN Hammonds in their report dated 29 May 1998.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

8.(B) GOODWILL

                                                    1998               1997
                                                     $                   $

Purchase of Triumph Sheetmetals                    90,000             90,000
less Amortised                                    (21,000)            (3,000)
Goodwill on consolidation of Contract
Refrigeration and Air Conditioning (Otago) Ltd     69,776                -
less amortised                                    (10,466)               -
                                                ---------          ---------
                                                $ 128,310          $  87,000
                                                =========          =========

Goodwill is being amortised over 5 years.

9.  TAXATION

                                                   1998               1997
                                                    $                   $

A. TAXATION PAYABLE/(RECEIVABLE)

Balance brought forward                         (516,226)             141,980
Transfer ex CRL Otago                             47,609                  -
Effect of exchange rate on
opening balance                                  (33,157)                  (6)
Witholding tax transfer                            1,325               (2,438)
Current year provision/(benefit)
(refer note 3)                                  (259,191)            (253,782)
Tax paid                                        (247,500)            (360,795)
Tax refunded                                      99,541                  -
Deferred tax transfer                             (8,698)             (41,185)
                                               ---------            ---------
Balance carried forward                        ($916,297)           ($516,226)
                                               =========            =========
Represented By:
Current Tax Payable/(Receivable)                 (19,974)            (192,885)
Future Tax Benefit                              (896,323)            (323,341)
                                               =========            =========

B. DEFERRED TAXATION

Balance brought forward                         (185,756)            (239,004)
Current year provision                           (53,609)              12,063
Transfer from provision for taxation               8,698               41,185
                                               ---------            ---------
Balance carried forward                        ($230,667)           ($185,756)
                                               =========            =========

C. IMPUTATION ACCOUNT

Balance brought forward                           72,080              487,235
Tax paid                                         147,959              360,616
Witholding tax paid                                1,264                2,438
Imputation credits on dividend                  (295,522)            (778,209)
                                               ---------             --------
Balance carried forward                         ($74,219)            $ 72,080
                                               =========             ========

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

10. INVESTMENTS

A. INVESTMENT IN TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED

                                                           1998         1997
                                                            $            $

Shares in Triangle Refrigeration Limited -- at cost     4,062,633    4,062,633
Shares in subsidiaries (Unlisted)                              --           --
                                                       ----------   ----------
                                                       $4,062,633   $4,062,633
Less 50% Share of
 Subsequent increases/(decreases) in  net assets         (474,414)    (474,414)
 Amortisation of Goodwill on consolidation                (56,935)     (56,935)
 Translation adjustment on opening equity                 (91,664)     (91,664)
                                                       ----------   ----------
                                                         (623,013)    (623,013)
Less write down of investment to fair
  market value                                         (2,943,156)          --
                                                       ----------   ----------
                                                         $496,464   $3,439,620
                                                       ==========   ==========

The investment in Triangle Refrigeration (Australia) Pty Ltd has been written down to Director's fair market value as at 30 June 1998, being the amount it was sold for subsequent to balance date. As a result no equity accounting adjustment is necessary in the current year.

B. SUBSIDIARY COMPANIES: (100% OWNED)
McAlpine Industries Limited
McAlpine Australia Pty Limited
Trans Tasman Investments Limited
Contract Refrigeration and Air Conditioning (Otago) Limited

Contract Refrigeration and Air Conditioning (Otago) Ltd became a wholly owned subsidiary on 30 September 1997 when the company purchased the 70% shareholding not previously owned by it.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

C. INVESTMENTS IN OTHER ASSOCIATE COMPANIES

                                                 1998       1997
                                                  $           $

Investment in Contract Refrigeration &
  A/Cond (Otago)                                    --      15,000
                                                 -----     -------
                                                    --      15,000

Share of associate companies increases
  (decreases) in net assets
Contract Refrigeration & A/Cond (Otago)             --      64,107
                                                 -----     -------
                                                 $  --     $79,107
                                                 =====     =======


                                      Percentage Held      Balance
                                         by Company        Date

                                       1998     1997
                                       ----     ----
Contract Refrigeration & A/Cond
  (Otago) Limited                      100%     30%        31st Mar.
Koolzone (Asia) Ltd                     50%     50%        31st Dec.

D. ADVANCES TO ASSOCIATED PARTIES

                                                 1998        1997
                                                   $           $

Contract Refrigeration & A/Cond
  (Otago) Limited                                   --       8,296
Advill Holdings Limited                          7,108       7,108
                                                ------      ------
                                                $7,108     $15,404
                                                ======     =======

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

11.  RECEIVABLES AND PREPAYMENTS

                                                   1998          1997
                                                    $             $

Trade Debtors                                    5,492,355      3,871,561
Provision for doubtful debts                      (156,383)      (153,513)
                                                ----------      ---------
                                                 5,335,972      3,718,048
Trade receivables from associate companies       3,181,277      2,430,846
Prepayments                                        113,582         38,677
                                                ----------     ----------
                                                $8,630,831     $6,187,571
                                                ==========     ==========


12. INVENTORIES

                                                   1998            1997
                                                    $               $

Raw Materials                                      422,399      1,165,084
Work In Progress                                  (238,223)        46,963
Finished Goods and Spare Parts                   6,261,163      4,800,502
                                                ----------     ----------
                                                $6,445,339     $6,012,549
                                                ==========     ==========

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998


13. RECONCILIATION OF NET SURPLUS/(DEFICIT) AFTER TAXATION WITH CASH INFLOW FROM OPERATING ACTIVITIES

                                                               1998              1997
                                                                 $                 $
Net Surplus after taxation and including
  share of retained surplus of associate                     (3,555,050)       (1,037,962)

Add non-cash items:
  Goodwill amortised                                             28,466             3,000
  Depreciation                                                  450,219           432,129
  Effect of Exchange Rate Change on opening equity              (58,940)                -
  Movement in deferred tax                                      (44,911)           53,248
  Write off of investment in associate                        2,943,156                 -
  Share of associated company net deficit/(surplus)               3,622           548,408

                                                            -----------        -----------
                                                              3,321,612         1,036,785
Add item classified as investing activity:
  Net loss/(gain) on disposal                                       346           (80,673)
  Interest on leased assets                                       4,193             1,248

Add item classified as financing activity:
  Convertible note interest                                     306,452           285,000

Movement in working capital
  Increase (Decrease) in accounts payable and accruals        2,482,599        (1,104,157)
  Increase (Decrease) in other provisions                       221,925           216,155
  Increase (Decrease) in taxation payable                      (447,681)         (658,206)
  (Increase) Decrease in receivables and prepayments         (1,518,607)        1,463,047
  (Increase) Decrease in inventory                             (630,211)         (912,979)
                                                            -----------        ----------
Net cash inflow/(outflow) from operating activities            $185,578         ($791,742)
                                                            ===========        ==========

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

14. CONTINGENT LIABILITIES AND LEASE COMMITMENTS

                                                                1998           1997
                                                                 $               $
a. Operating lease commitments

Lease commitments under non-cancellable operating leases.
- Not later than one year                                     1,140,536       1,225,475
- Later than one year and not later than two years              936,635         927,767
- Later than two years and not later than five years          2,402,083       2,266,673
- Later than five years                                       3,488,500       3,208,833

b. Capital Commitments

Estimated capital expenditure contracted for at
  balance date but not provided for                              20,000               -

c. Foreign Exchange Contracts

Contracts outstanding at balance date                         3,945,530       2,724,732

d. Finance lease commitments

Lease commitments under non-cancellable finance leases.
- Not later than one year                                       148,038          22,488
- Later than one year and not later than two years               16,213          22,488
- Later than two years and not later than five years                  -          16,213
- Later than five years                                               -               -

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

15.  RELATED PARTY TRANSACTIONS

The following disclosure of related party transactions and balances is made:

a.   McAlpine Industries Limited, McAlpine Australia Pty Limited, Trans
     Tasman Investments Limited and Contract Refrigeration and Air Conditioning (Otago) Ltd are wholly owned subsidiaries of McAlpine Refrigeration Limited. Up until 30 September 1997 McAlpine Refrigeration Limited had a 30% investment in Contract Refrigeration and Air Conditioning (Otago) Limited.

b. McAlpine Investments Limited owns 67.7% of the company and Triangle Pacific Investments Pty Limited, a wholly owned subsidiary of Triangle Refrigeration (Australia) Pty Limited, owns the remaining 32.3%.

c. McAlpine Finance Limited is wholly owned by the same shareholders who own 100% of McAlpine Investments Limited.

d. Wall Street Properties Limited and Parabel Enterprises Limited are both 100% owned by the shareholders of McAlpine Investments Limited.

e. Royale Properties Limited was 100% owned by the shareholders of McAlpine Investments Limited up until the time of its sale on 22 September 1997.

f. Arrow Refrigeration Limited and Chillfreeze Rentals Limited are both companies in which PJ Miller is a director and shareholder.

g. The company had balances outstanding with related parties as at 30 June 1998 as follows:


NAME                                                              RELATIONSHIP            BALANCE        OUTSTANDING      INTEREST
                                                                                           1998             1997            RATE
                                                                                            $                $
Owing by Contract Refrigeration & Air Conditioning (Otago) Ltd    Associate Company           --             5,967           Nil
Owing by Triangle Refrigeration (Australia) Pty Ltd               Associate Company    3,181,277         2,424,879           Nil
Owing by Arrow Refrigeration Ltd                                  Related
                                                                  Shareholder              2,699                --

Owing to Triangle Refrigeration (Australia) Pty Ltd               Associate Company       72,007                --
Owing to Contract Refrigeration & Air Conditioning (Otago) Ltd    Associate Company           --           506,703           Nil

The above balances are payable and receivable on normal trade terms.

Owing to Royale Properties Ltd                                    Related                     --             34,996          Nil
Owing to McAlpine Finance Ltd                                     Related              2,112,693          1,330,471        15.00
Owing to Wall Street Properties Ltd                               Related                  7,245              7,244        15.00

Owing by Contract Refrigeration & Air Conditioning (Otago) Ltd    Associate Company           --              8,296        12.25
Owing by Advill Holdings Ltd                                      Related                  7,108              7,108          Nil
                                                                  Shareholders
The above balances have no fixed terms of repayment.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

                                                  1998               1997
                                                    $                  $
15.  RELATED PARTY TRANSACTIONS (Continued)

Sale of Goods to:
  Contract Refrigeration & Air Conditioning
    (Otago) Ltd                                         -            82,185
  Triangle Refrigeration (Australia)
    Pty Ltd                                       5,354,993       2,663,601
  Arrow Refrigeration Limited                       118,980           -

Purchase of goods from:
  Contract Refrigeration & Air Conditioning
    (Otago) Ltd                                         -         2,062,710
  Triangle Refrigeration (Australia)
    Pty Ltd                                             -               -
  Arrow Refrigeration
    Limited                                         136,727             -

Interest Paid to:
  McAlpine Finance Ltd                              251,132          80,620

Subvention payment to:
  Royale Properties Limited                          14,228             -
  Wall Street Properties Ltd                            -           166,919
  Parabel Enterprises Ltd                               -            17,828

Rent Paid to:
  Wall Street Properties Ltd                        562,000         562,000
  Royale Properties Ltd                              29,264         122,500
  Parabel Enterprises Ltd                            22,803          96,500

Sale of Property to:
  Parabel Enterprises Ltd                               -           653,000


                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

16.  OPERATING SEGMENT

The Group operates in New Zealand and Australia and is in the commercial refrigeration industry.

17.  SUBSEQUENT EVENT

Effective 17 August 1998 Hussmann International, Inc., a company incorporated in the USA, acquired an effective 65% interest in the group.

18.  UNITED STATES GAAP RECONCILIATION

The consolidated financial statements are prepared in accordance with generally accepted accounting practice in New Zealand ("NZ GAAP") which differs in certain significant respects from generally accepted accounting principles in the United States ("US GAAP"). These differences and the approximate effect of the adjustments necessary to restate Net Surplus/Deficit and Total Equity, are detailed below:

(i) Revaluation

Under NZ GAAP certain fixed assets have been revalued as stated in Note 1(c). Under US GAAP the revaluation of fixed assets is not allowable.

(ii) Currency Translation

Under NZ GAAP financial statements in foreign currencies are translated into New Zealand currency at the rates exchange ruling at balance date. Under US GAAP the average rate is used to translate Financial Performance amounts.

(iii) Disclosure

In addition, there are more detailed disclosure requirements under US GAAP which do not have a significant impact on Net Surplus/Deficit or on Total Equity as presented, but which would require adjustment if financial statements complying with US GAAP were to be presented.

                         MCALPINE REFRIGERATION LIMITED
                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH JUNE 1998

18.  UNITED STATES GAAP RECONCILIATION (CONTINUED)

(iv) Reconciliation of Net Surplus/Deficit and Total Equity under US GAAP

(a)  Net Surplus/(Deficit)

                                             12 months     12 months
                                               ended         ended
                                           30 June 1998   30 June 1997
                                                 $              $
As reported in accordance with NZ GAAP     (3,555,050)     1,085,699
Approximate US GAAP Adjustments
(i) Depreciation on revalued assets            83,296         76,346
(i) Surplus on sale of revalued assets          7,900         83,589
(ii) Translation of foreign currencies         17,210        (12,357)
                                           ----------      ---------
Approximate Net Surplus/Deficit in
  accordance with US GAAP                  (3,446,644)     1,233,277
                                           ==========      =========

(b) Total Equity

                                                1998          1997
                                                 $             $

As reported in accordance with NZ  GAAP       623,570      4,652,954
Approximate US GAAP Adjustments
(i) Book Value of revalued assets            (588,339)      (491,175)
                                             --------     ----------
Approximate Net Surplus/Deficit in
  accordance with US GAAP                      35,231      4,161,779
                                             ========      =========

                                  AUDIT REPORT

                             TO THE SHAREHOLDERS OF

                         McALPINE REFRIGERATION LIMITED


We have audited the financial report on pages 3 to 25. The financial report provides information about the past financial performance and financial position of McAlpine Refrigeration Limited group as at 30 June, 1998 and 1997. This information is stated in accordance with the accounting policies set out on pages 8 to 10.

Board of Directors' Responsibilities

The Board of Directors is responsible for the preparation of a financial report which gives a true and fair view of the financial position of the group as at 30 June, 1998 and 1997, and of the results of their operations and cash flows for the years ended 30 June, 1998 and 1997.

Auditors' Responsibilities

It is our responsibility to express an independent opinion on the financial report presented by the Board of Directors and report our opinion to you.

Basis of Opinion

An audit includes examining, on a test basis, evidence relevant to the amounts and disclosures in the financial report. It also includes assessing:

-- the significant estimates and judgments made by the Board of Directors in the preparation of the financial report, and

-- whether the accounting policies are appropriate to the circumstances of the group, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand, which are substantially similar to auditing standards generally accepted in the United States. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial report is free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial report.

Other than in our capacity as auditors and the provision of consultancy advice, we have no relationship with or interests in McAlpine Refrigeration Limited or any of its subsidiaries.

Unqualified Opinion

We have obtained all the information and explanations we have required.

In our opinion:

-- proper accounting records have been kept by McAlpine Refrigeration Limited as far as appears from our examination of those records; and

--   the financial report on pages 3 to 25:

     --   complies with generally accepted accounting practice;

     -- gives a true and fair view of the financial position of the group as at 30 June, 1998 and 1997, and the results of their operations and cash flows for the years then ended.

Accounting principles generally accepted in New Zealand vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected stockholders equity as at 30 June, 1998 and 1997, and the results of operations for the years then ended to the extent summarized in note 18 to the financial report.

Our audit was completed on 23 October 1998 and our unqualified opinion is expressed as at that date.




DELOITTE TOUCHE TOHMATSU
AUCKLAND, NEW ZEALAND                              CHARTERED ACCOUNTANTS

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                                DIRECTORS' REPORT

In accordance with a resolution of the Directors, the Directors of Triangle Refrigeration (Australia) Pty Limited herewith submit the consolidated accounts of the group for the year ended 30th June, 1998 and report as follows:-

The names of the Directors of Triangle Refrigeration (Australia) Pty Limited holding office at the date of this report are:-

                 Kevin Stainer              Howard Small

Mr. R Alborn resigned during the financial year. Messrs. L Pignone, J Halakas and B Brill resigned subsequent to balance date.

The principal activities of the Group in the course of the financial year were refrigeration engineers and air conditioning design, installation and service and there were no significant changes in the nature of these activities during that year.

After income tax benefit of $1,275,195 the group incurred a net loss of $4,238,733.

No dividends have been paid or declared since the end of the previous financial year.

The Directors recommend that the declaration of a dividend be deferred.

No director has received or become entitled to receive, during the financial year, a benefit because of a contract made by the company, controlled entity or a related body corporate with a director, a firm of which a director is a member or an entity in which a director has a substantial financial interest other than rent paid on normal commercial terms to a company in which a current director is a member. This statement excludes a benefit included in the aggregate amount of emoluments received or due and receivable by directors shown in the company's accounts, or the fixed salary of a full-time employee of the company, controlled entity or related body corporate.

The company has not, during or since the financial year, in respect of any person who is or has been an officer or auditor of the company or a related body corporate:-

-- indemnified or made any relevant agreement for indemnifying against a liability including costs and expenses in successfully defending legal proceedings; or

-- paid or agreed to pay a premium in respect of a contract insuring against a liability for the costs or expenses to defend legal proceedings.

with the exception of the following:

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                                DIRECTORS' REPORT

During the financial year the holding company has paid premiums to insure past and present directors against liabilities for costs and expenses incurred by them in defending any legal proceedings arising out of their conduct while acting in the capacity of director or officer of the group other than conduct involving a wilful breach of duty in relation to the group. The total premium paid for the group was $3,150.


FOR AND ON BEHALF OF THE BOARD


 ..............................
DIRECTOR


 ..............................     ........................................
DATE                               DIRECTOR

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                             STATEMENT BY DIRECTORS

In the opinion of the directors of the company:

1.(a) The accompanying financial statements are drawn up so as to give a true and fair view of the results and cash flows of the Group for the financial year; and

  (b) At the date of this statement, there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

2. The financial statements have been made out in accordance with applicable Accounting Standards and Urgent Issues Group Consensus Views.

This statement is made in accordance with a resolution of the Board of Directors and is signed for and on behalf of the directors by:



 .........................
DIRECTOR



 .........................         .............................
DATE                              DIRECTOR

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
                            PROFIT AND LOSS STATEMENT
                       FOR THE YEAR ENDED 30TH JUNE, 1998



1997
   $                                                                   NOTE             $
                     OPERATING PROFIT (LOSS)
(1,068,992)          BEFORE INCOME TAX                                 2                (3,744,083)
 1,354,509           ABNORMAL ITEMS                                    2                (1,769,845)
----------                                                                              -----------

   285,517                                                                              (5,513,928)
  (320,381)          INCOME TAX BENEFIT (EXPENSE)                      3                  1,275,195
-----------                                                                             -----------

   (34,864)          NET PROFIT (LOSS)                                                  (4,238,733)
   182,759           ACCUMULATED PROFITS (LOSSES) PRIOR YEAR                                 6,505
  (141,390)          TRANSFER TO CAPITAL REDEMPTION RESERVE                                      -
-----------                                                                             ----------

     6,505           ACCUMULATED PROFITS (LOSSES) YEAR END                              (4,232,228)
==========                                                                              ===========

         The accompanying notes form part of these financial statements

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
                       BALANCE SHEET AS AT 30TH JUNE, 1998

        1997
         $                                                    NOTE             $
                      CURRENT ASSETS
    196,549           Cash                                    4                 1,596,684
  2,156,605           Inventories                             6                   562,797
  8,495,524           Receivables                             5                 8,750,079
-----------                                                                    ----------

 10,848,678           TOTAL CURRENT ASSETS                                     10,909,560
-----------                                                                    ----------


                      NON-CURRENT ASSETS
  3,552,367           Investments                             7                 1,447,828
  3,581,202           Property Plant and Equipment            8                 1,158,981
  3,139,957           Intangibles                             9                 2,830,024
    680,650           Other                                   10                1,767,573
-----------                                                                    ----------

 10,954,176           TOTAL NON-CURRENT ASSETS                                  7,204,406
-----------                                                                    ----------

 21,802,854           TOTAL ASSETS                                             18,113,966
-----------                                                                    ----------


                      CURRENT LIABILITIES
  7,077,903           Accounts Payable                        11                9,063,073
  2,841,484           Borrowings                              12                2,538,162
  1,176,990           Provisions                              13                1,132,878
-----------                                                                    ----------

 11,096,377           TOTAL CURRENT LIABILITIES                                12,734,113
-----------                                                                    ----------


                      NON-CURRENT LIABILITIES
  3,544,539           Borrowings                              12                2,651,934
    785,948           Other Provisions                        13                  590,648
-----------                                                                    ----------

  4,330,487           TOTAL NON-CURRENT LIABILITIES                             3,242,582
-----------                                                                    ----------

15,426,864            TOTAL LIABILITIES                                        15,976,695
----------                                                                     ----------
 6,375,990            NET ASSETS                                                2,137,271
==========                                                                     ==========


                      SHAREHOLDERS' EQUITY
     8,448            Share Capital                           14                   21,121
 6,361,037            Reserves                                15                6,348,378
     6,505            Accumulated Profits (Losses)                             (4,232,228)
----------                                                                     ----------
 6,375,990            TOTAL SHAREHOLDERS' EQUITY                                2,137,271
==========                                                                     ==========

         The accompanying notes form part of these financial statements

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                             STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED 30TH JUNE 1998


1997
 $                                                                NOTE            $
                      Cash flows from operating activities
 66,597,013           Cash receipts in the course of operations                     66,927,779
(64,720,689)          Cash payments in the course of operations                    (65,474,979)
     38,012           Interest received                                                 10,969
   (249,816)          Borrowing costs paid                                            (226,786)
   (869,718)          Income tax paid                                                        -
------------                                                                       -----------
    794,802           Net cash provided by operating activities    23(b)             1,236,983
------------                                                                       -----------

                      Cash flows from investing activities
   (187,201)          Purchase of investments                                                -
   (865,360)          Payments for plant and equipment                                (150,261)
    476,850           Proceeds from sale of non-current assets                       2,028,986
-----------                                                                        -----------
   (575,711)          Net cash provided by investing activities                      1,878,725
------------                                                                       -----------

                      Cash flows from financing activities
   (916,448)          Lease payments                                                (2,058,686)
   (141,390)          Redemption of preference shares                                        -
     50,000           Proceeds from borrowings                                               -
   (170,451)          Repayment of borrowings                                                -
------------                                                                       -----------
 (1,178,289)          Net cash used in financing activities                         (2,058,686)
------------                                                                       -----------

   (959,198)          Net increase/(decrease) in cash held                           1,057,022
   (768,557)          Cash at the beginning of the financial year                   (1,727,755)
 (1,727,755)          Cash at the end of the financial year        23(a)              (670,733)



         The accompanying notes form part of these financial statements

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The significant policies which have been adopted in the preparation of this financial report are:

(A) Basis of Preparation

The financial report is a general purpose financial report which has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the Corporations Law.

It has been prepared on the basis of historical costs and except where stated, does not take into account changing money values or current valuations of non-current assets.

These accounting policies have been consistently applied by each entity in the economic entity and, except where there is a change in accounting policy, are consistent with those of the previous year.

Where necessary, comparative information has been reclassified to achieve consistency in disclosure with current financial year amounts and other disclosures, and has not been included where an accounting standard has been initially adopted during the current financial year.

(B) Principles of Consolidation

The consolidated financial statements of the economic entity include the results of the Company, being the chief entity, and its controlled entities. The results of the Company are reported in an individual set of financial statements.

Where an entity either began or ceased to be controlled during the year, the results are included only from the date control commenced or up to the date control ceased.

The balances, and effects of transactions, between controlled entities included in the consolidated financial statements have been eliminated.

(C) Goodwill

Goodwill, which represents the excess of the purchase consideration plus incidental costs over the fair value of the identifiable net assets acquired on the acquisition of a controlled entity, is amortised over the period of time during which benefits are expected to arise.

Goodwill is amortised on a straight line basis over 20 years.

The unamortised balance of goodwill is reviewed at least each reporting date. Where the balance exceeds the value of expected future benefits, the difference is charged to the profit and loss account.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(D) Revenue Recognition

Sales Revenue
Sales revenue comprises revenue earned (net of returns, discounts and allowances) from the provision of products or services to entities outside the economic entity. Sales revenue is recognised when the goods are provided, or when the fee in respect of services provided is receivable.

Interest Income
Interest income is recognized as it accrues.

Asset Sales
The gross proceeds of asset sales are included as revenue of the economic entity. The profit or loss on disposal of assets is brought to account at the date an unconditional contract of sale is signed.

Other Revenue
Revenue recognition policies for investments, and construction work in progress are described in Accounting Policy Notes 1(I) and 1(K) respectively.

(E) Foreign Currency

Transactions
Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the date of the transactions. Amounts receivable and payable in foreign currencies at balance date are translated at the rate of exchange ruling on that date.

Exchange differences relating to amounts payable and receivable in foreign currencies are brought to account as exchange gains or losses in the profit and loss account in the financial year in which the exchange rates change.

Hedges
The economic entity does not hedge foreign exchange exposure.

Translation of Controlled Foreign Entities
The balance sheets of overseas controlled entities that are self-sustaining foreign operations are translated at the rates of exchange ruling at balance date. The profit and loss accounts are translated at a weighted average rate for the year. Exchange differences arising on translation are taken directly to operating profit.

(F) Taxation

Income Tax
The economic entity adopts the liability method of tax effect accounting.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Income tax expense is calculated on operating profit adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences, which arise from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a provision for deferred income tax.

Future income tax benefits are not brought to account unless realization of the asset is assured beyond reasonable doubt. Future income tax benefits relating to entities with tax losses are only brought to account when their realization is virtually certain.

(G) Non-Current Assets

The carrying amounts of non-current assets, are reviewed to determine whether they are in excess of their recoverable amounts at balance date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount.

In assessing recoverable amounts of non-current assets the relevant cash flows have not been discounted to their present value except where specifically stated.

Certain non-current assets have been revalued. Such revaluations occur from time to time and are not made in accordance with a policy of regular revaluation.

(H) Receivables

Trade Debtors
Trade debtors to be settled within 30 days are carried at amounts due. The collectibility of debts is assessed at balance date and specific provision is made for any doubtful accounts.

(I) Investments

Associates
An associate is an entity, other than a partnership, over which the economic entity exercises significant influence and where the investment in that entity has not been acquired with a view to disposal in the near future.

Investments in associates are carried at the lower of cost and recoverable amount. In the case of interim dividends, dividends are brought to account in the profit and loss account as they are received, and in the case of final dividends after they have been declared by the associated company in a general meeting.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(J) Inventories

Inventories are carried at the lower of cost and net realisable value.

Manufacturing Activities
Cost is based on the first-in, first-out principle and includes expenditure incurred in acquiring the inventories and bringing them to their existing condition and location. In the case of manufactured inventories and work-in-progress, cost includes an appropriate share of both variable and fixed costs. Fixed costs have been allocated on the basis of normal operating capacity.

Net Realizable Value
Net realizable value is determined on the basis of each entity's normal selling pattern. Expenses of marketing, selling and distribution to customers are estimated and are deducted to establish net realisable value.

(K) Construction Work in Progress

Valuation
Construction work in progress is carried at cost plus profit recognised to date based on the value of work completed, less progress billings and less provision for foreseeable losses. Provision for the total loss on a contract is made as soon as the loss is identified.

Cost includes both variable and fixed costs directly related to specific contracts, and those which can be attributed to contract activity in general and which can be allocated to specific contracts on a reasonable basis. Also included are costs expected to be incurred under penalty clauses and rectification provisions.

Where the outcome of a contract cannot be reliably estimated contract costs are expensed as incurred. Where it is probable that the costs will be recovered, revenue is only recognised to the extent of costs incurred.

Recognition of Profit
Profit is recognised on an individual contract basis using the percentage of completion method when the stage of contract completion can be reliably determined, costs to date can be clearly identified, and the following can be reliably estimated:

-  total contact revenues to be received;
-  and cost to complete.

Profit recognition does not normally commence until a contract has commenced. Stage of completion is measured by calculating the proportion that billings to date represent of the total estimated billings for the contract.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(L) Plant and Equipment

Acquisition
Items of plant and equipment are initially recorded at cost and depreciated as outlined below.

Depreciation and Amortization
Items of property, plant and equipment, including leasehold property are depreciated/amortized using the diminishing value method over their estimated useful lives.

The depreciation rates used for each class of asset are as follows:
Leasehold improvements              20%
Plant and equipment                 20%
Leased plant and equipment          20%
Motor vehicles                      22.5%
Office equipment                    20%
Furniture and fittings              20%

Assets are depreciated or amortized from the date of acquisition.

Leased Plant and Equipment
Leases of plant and equipment under which the economic entity assumes substantially all the risks and benefits of ownership are classified as finance leases. Other leases are classified as operating leases.

Finance leases are capitalised. A lease asset and a lease liability equal to the present value of the minimum lease payments are recorded at the inception of the lease. Contingent rentals are written off as an expense of the accounting period in which they are incurred. Capitalised lease assets are amortised on a straight line basis over the term of the relevant lease or where it is likely the economic entity will obtain ownership of the asset, the life of the asset. Lease liabilities are reduced by repayments of principal. The interest components of the lease payments are charged to the profit and loss account.

Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the lease term.

(M) Accounts Payable

Liabilities are recognised for amounts to be paid in the future for goods or services received, whether or not billed to the Company or economic entity. Trade accounts payable are normally settled within 60 days.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 1 - STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

(N) Bank Loans

Bank loans are carried on the balance sheet at their principal amount, subject to set-off arrangements. Interest expense is accrued at the contracted rate and included in "Other creditors".

(O) Employee Entitlements

Wages, Salaries, Annual leave and Long Service Leave
The provisions for employee entitlements to wages, salaries, annual leave and long service leave represents the amount which the economic entity has a present obligation to pay resulting from employees' services provided up to the balance date. The provisions have been calculated at undiscounted amounts based on current wage and salary rates and includes related on-costs.

Superannuation Plan
The company and other controlled entities contribute to a defined contribution superannuation plan. Contributions are charged against income as they are made.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 2 - OPERATING LOSS

  1997
   $
                                                                               $
                    Operating loss has been determined after:
                 a) Crediting as revenue:
66,474,706          Sales Revenue                                                66,768,994
                    Other Revenue
    38,012          Interest - Other persons                                         10,969
   476,850          Gross proceeds from sale of non-current assets                2,028,986
   170,228          Sundry Income                                                   126,939
    14,109          Profit on disposal of non-current assets                         98,461
----------                                                                      -----------

67,173,905                                                                       69,034,349
----------                                                                      -----------

                 b) Charging as expenses:
   617,846          Amortisation of Leased Assets                                   272,851
   229,094          Amortisation of Goodwill                                        251,060
    30,276          Amortisation of Leasehold Improvements                           40,134
                    Amortisation of Computer Software &
    58,872          Training                                                         58,873
                    Auditors Remuneration for:
    75,850          Audit & Accounts                                                 73,940
    37,957          Other                                                            63,780
       932          Bad Debts                                                       201,607
   433,238          Depreciation                                                    328,972
    60,000          Provision for Doubtful Debts                                    220,000
                    Note: Bad Debts written off against Prov'n
                    Doubtful Debts totalled $252,277 (1997 nil)
    97,030          Provision for Employee Entitlements                             (51,140)
   249,816          Interest                                                        226,786
   229,239          Interest - Leased Assets                                         90,426
                    Lease rental expenses - operating leases                        862,341
                    Abnormal Items
         -          - Provision for Diminution of Investment                     (2,104,539)
         -          - Income tax effect                                                   -
----------                                                                      ------------
         -                                                                       (2,104,539)
----------                                                                      -----------
 1,289,305          - Change Policy Re Incomplete Contracts                               -
    65,204          - Workers Comp. Refund Prior Year                                     -
         -          - Foreign Exchange Gain                                         334,694
         -          - Income Tax Effect                                            (120,490)
----------                                                                      -----------
 1,354,509                                                                          214,204
==========                                                                      ===========


 1,354,509          Total abnormal items before income tax                      (1,769,845)
 1,354,509          Total abnormal items after income tax                       (1,890,335)

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998


NOTE 3 - INCOME TAX

   1997
    $
                    Prima facie income tax payable (benefit) on    $
   102,786          operating profit (loss) at 36%                  (1,985,014)

                    ADD (DEDUCT) tax effect of:
    82,474          Amortization of goodwill                            90,230
                    Excess of lease payments over amortization
     4,177          and interest on finance leases                      (7,171)
     3,006          Amortization of leasehold improvements               5,025
                    Non deductible entertainment and
     8,392          general expenses                                     4,848
    49,868          Non deductible legal fees                            3,731
     2,437          Non deductible moving expenses                      12,820
    (5,803)         Craft rebate                                        (1,980)
                    Profit of overseas subsidiary not included
    70,412          in income tax expense/benefit                     (159,103)
         -          Provision for diminution of investment             757,634
                    Tax losses not brought to account as
     2,721          future tax benefit                                       -
       (89)         Other                                                3,785
-----------                                                         ----------
   320,381        INCOME TAX EXPENSE (BENEFIT)                      (1,275,195)
==========                                                          ==========
                  FUTURE INCOME TAX BENEFIT

                  Future income tax benefit comprises the estimated
                  future benefit, at 36% of:
                  Timing differences                                    313,420
                  Tax losses                                          1,454,153
                                                                      ---------
                                                                      1,767,573
                                                                      =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998


NOTE 4 - CASH

  1997
   $                                                          $
     32,625    Cash in Hand                                  21,030
    112,761    Cash at Bank                               1,535,129
     51,163    Deposits Refundable                           40,525
    -------                                               ---------
    196,549                                               1,596,684
    =======                                               =========

     Interest rates at 30th June 1998 on cash accounts are 3.25%

NOTE 5 - RECEIVABLES

               Current
8,188,217      Trade Debtors                              8,220,062
 (290,000)     Less Prov'n for Doubtful Debts              (257,723)
  381,112      Other Debtors                                220,639
  129,529      Prepayments                                   77,143
   86,666      Loans to Other Related
                 Companies (Unsecured)                      489,958
---------                                                 ---------
8,495,524                                                 8,750,079
=========                                                 =========

               Loans to other related companies.

               Details of loans to other related companies are set out in
               Note 20.

               Trade Debtors

               The economic entity is materially exposed to concentrations of credit risk related to an individual customer. The customer represents 11% of the trade debtors balance at 30th June 1998.

NOTE 6 - INVENTORIES

               Inventories
 2,643,457     Stock on Hand - at Cost                    2,309,647
  (486,852)    Work in Progress                          (1,746,850)
 ---------                                               ----------
 2,156,605                                                  562,797
 =========                                               ==========

               Construction Work in Progress comprises:
               Contract costs incurred to date           17,809,546
               Profit recognized to date                  1,567,135
               Less:  Progress billings                 (21,123,531)
                                                         ----------
               Net construction work in progress         (1,746,850)
                                                         ==========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 7 - INVESTMENTS

   1997
    $                                                             $
3,552,367    Shares in McAlpine Refrig. Ltd                    3,552,367
             Provision for Diminution of
        -    Investment                                       (2,104,539)
---------                                                     ----------
3,552,367                                                      1,447,828
=========                                                     ==========

             The directors believe the carrying amount of the interest in unlisted shares is appropriate as it represents the undiscounted future cash flows to be derived from the economic entity's interest in the shares and therefore also represents the net fair value.

NOTE 8 - PROPERTY PLANT AND EQUIPMENT

   432,258   Plant & Equipment - at Cost         439,249
   251,142   Less Prov'n for Depreciation        293,553
----------                                     ---------

   181,116                                                       145,696
   844,030   Motor Vehicles - at Cost            286,466
   302,182   Less Prov'n for Depreciation        100,851
----------                                      --------

   541,848                                                       185,615
 1,125,422   Office Equipment - at Cost        1,137,777
   780,718   Less Prov'n for Depreciation        928,591
----------                                      --------

   344,704                                                       209,186
   284,287   Furniture & Fittings - at Cost      294,310
   161,493   Less Prov'n for Depreciation        192,142
----------                                      --------

   122,794                                                       102,168
   113,607   Leasehold Improvements-at Cost      126,423
    39,904   Less: Accumulated Amortisation       80,038
----------                                      --------

    73,703                                                        46,385

   145,725   Small Tools - at Cost                               155,595

   111,040   Plant & Equipment-Under Lease       130,640
    31,378   Less: Accumulated Amortisation       58,960
----------                                      --------

    79,662                                                        71,680
 3,196,601   Motor Vehicles - Under Lease        514,102
 1,104,951   Less: Accumulated Amortisation      271,446
----------                                      --------

 2,091,650                                                       242,656
----------                                                     ---------
 3,581,202                                                     1,158,981
==========                                                     =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 9 - INTANGIBLE ASSETS

   1997
    $                                                          $
             Computer Software, Training -
   176,617   Carried Forward                       176,617
  (117,744)  Less: Accumulated Amortisation       (176,617)
 4,148,757   Goodwill on Consolidation           4,148,757
(1,244,628)  Less: Written Off                  (1,452,066)
   608,073   Goodwill - at Cost                    160,000
  (431,118)  Less: Written Off                     (26,667)
-----------                                     ----------

 3,139,957                                                     2,830,024
==========                                                     =========

NOTE 10 - OTHER ASSETS

             Other
   680,650   Future Income Tax Benefits                        1,767,573
==========                                                     =========


NOTE 11 - ACCOUNTS PAYABLE

             Current
 6,264,566   Trade Creditors                                   8,508,474
             Service Contracts Invoiced
    55,665   In Advance                                           85,191
    40,600   Other Creditors                                          --
   717,072   Accrued Expenses                                    469,408
   -------                                                     ---------

 7,077,903                                                     9,063,073
 =========                                                     =========

NOTE 12 - BORROWINGS

             Current
             Hire Purchase Instalments
    81,312   Within 12 months                       81,311
             Hire Purchase Charges -
   (20,890)  Not Yet Due                           (12,671)
 1,924,304   Bank Overdraft - Secured            2,267,417
   856,758   Lease Liability                       202,105
----------                                       ---------

 2,841,484                                                     2,538,162
==========                                                     =========

             Hire Purchase
             The economic entity has a hire purchase lease for its computer system. The effective weighted average interest rate of this hire purchase agreement is 10%

             Lease Liabilities
             The economic entity has finance leases for its motor vehicles. The effective weighted average interest rate on the lease agreements is 9.84%.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 12 - BORROWINGS (Cont'd)

  1997
   $                                                                 $
             Non-Current
  196,537    Hire Purchase Instalments              115,226
             Hire Purchase Charges -
  (17,413)   Not Yet Due                             (4,743)
        -    Loan - McAlpines                       429,220
2,000,000    Commercial Bills - Secured           2,000,000
1,365,415    Lease Liability                        112,231
---------                                         ---------
3,544,539                                                        2,651,934
=========                                                        =========
             Financing Arrangements:
             The company has access to the following
             lines of credit

             Total facilities available:
             Bank Overdraft                                        700,000
             Bank Loans                                          2,000,000
                                                                 ---------
                                                                 2,700,000
                                                                 =========
             Facilities utilized at balance date:
             Bank Overdraft                                        732,288
             Bank Loans                                          2,000,000
                                                                 ---------
                                                                 2,732,288
                                                                 =========
             Facilities not utilized at balance date:
             Bank Overdraft                                             --
             Bank Loans                                                 --
                                                                 =========



             The facilities utilized at balance date exceed the facilities available for the bank overdraft as a result of unpresented cheques.

             Bank Overdraft and Commercial Bill
             The bank overdraft and commercial bill are secured by mortgage debentures, guarantees from group companies and guarantees from directors.

             Interest on the bank overdraft is charged at prevailing market rates being 7.95% at 30th June 1998. Interest on the commercial bill is charged at the 30 day bank bill rate, being 5.84% at 30th June 1998.

             The bank overdraft is payable on demand. The commercial bill is not payable within the year. This is a facility that is reviewed every 12 months, however, interest rates charged on this facility are reviewed every 30 days.

             Loan - McAlpines
             Details of the loan from McAlpines are set out at Note 20.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 13 - PROVISIONS

  1997
   $                                                   $
             Current
 1,176,990   Provision for employee entitlements                1,132,878
==========                                                      =========

             Non Current
   499,307   Prov'n for Deferred Income Tax          311,035
   286,641   Prov'n for Employee Entitlements        279,613
----------                                           -------

   785,948                                                        590,648
==========                                                      =========


NOTE 14 - ISSUED CAPITAL

             Ordinary Shares of $1 Each
    8,448    Fully Paid                                            21,121
=========                                                       =========

NOTE 15 - RESERVES

  311,319    Capital Reserve                                      311,320
4,597,513    Share Premium Reserve                              4,584,853
1,452,205    Capital Redemption Reserve                         1,452,205
---------                                                       ---------

6,361,037                                                       6,348,378
=========                                                       =========

             Movements during the year:
             Share Premium Reserve
1,049,370    Opening balance                                    4,597,513
             Premium on issue of 4,224 shares of
3,548,143    $1 each fully paid                                        --
             Discount on issue of 12,673 shares of
       --    $1 each fully paid                                  (12,660)
---------                                                       ---------

4,597,513    Closing balance                                    4,584,853
---------                                                       ---------

             Capital Redemption Reserve
1,310,815    Opening balance                                    1,452,205
  141,390    Redemption of 141,390 shares                              --
---------                                                       ---------

1,452,205       Closing balance                                 1,452,205
==========                                                      =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 16 - FINANCE LEASES & HIRE PURCHASE COMMITMENTS

  1997
   $                                                           $
             (a)  Future Finance Lease Commitments

 1,043,935   -  Not later than one year                      225,737
         -   -  Later than one year and not
   962,659      later than two years                          62,821
             -  Later than two years and not
   520,417      later than five years                         66,166
----------                                                 ---------

 2,527,011   Minimum lease payments                          354,724
   304,838   Deduct:  Future finance charges                  40,388
----------                                                 ---------

 2,222,173   Lease Liability Per Balance Sheet               314,336
==========                                                 =========


             (b)  Operating Lease Commitments

             Operating leases contracted for but not
             capitalised in the accounts
         -   - Not later than one year                     1,042,933
         -   - Later than one year and not later
               than two years                                749,428
         -   - Later than two years and not later
               than five years                               316,167
----------                                                 ---------

         -                                                 2,108,528
==========                                                 =========

            (c)  Future Hire Purchase Commitments

    81,311  -  Not later than one year                        81,311
            -  Later than one year and not
    81,311     later than two years                           81,311
            -  Later than two years and not
   115,226     later than five years                          33,915
----------                                                 ---------

   277,848  Minimum hire purchase payments                   196,537
    38,302  Deduct: Future finance charges                    17,413
----------                                                 ---------

   239,546  Hire Purchase Liability per Balance Sheet        179,124
==========                                                 =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 17 - CONTINGENT LIABILITIES

Guarantees in respect of group companies' construction contracts and rental of premises.

NOTE 18 - AMOUNTS PAYABLE/RECEIVABLE IN FOREIGN CURRENCIES

The economic entity is exposed to fluctuations in exchange rates from its purchase and sale commitments denominated in foreign currencies. These foreign exchange exposures are not hedged with forward foreign exchange contracts.

The Australia Dollar equivalents of unhedged amounts payable or receivable in foreign currencies, calculated at year end exchange rates, are as follows:

                                                           1998
United States Dollars                                       $

Amounts Receivable
Current                                                     47,881
                                                         ---------
Chinese RMB

Amounts Receivable
Current                                                  1,265,098
                                                         =========

NOTE 19 - DIRECTORS REMUNERATION

Directors Income:

The number of directors whose income from the company or related parties falls within the following bands:

                              No.

$0       - $  9,999            2
$ 70,000 - $ 79,999            1
$100,000 - $109,999            2
$180,000 - $189,999            1

Total income paid or payable, or otherwise made available, to all directors from the company or any related party.

                                                           475,244
                                                         =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 20 - RELATED PARTIES

Directors:
The names of each person holding the position of director of the company during the financial year are Messrs. K Stainer, L Pignone, J Halakas, H Small, B Brill and R Alborn. Mr. R Alborn resigned as a director during the year. Messrs. L Pignone, J Halakas and B Brill resigned as directors subsequent to balance date.

Details of director's remuneration are set out in Note 19.

Loans to Directors:
Loans to directors as at 30th June 1998 totalled $Nil.

During the year Malirum Pty Ltd, a company controlled by Messrs. K Stainer, L Pignone, J Halakas and R Alborn repaid the outstanding balance on its loan of $31,352.

Interest received on the loan totalled $5,349.

Other Transactions with the Company or Its Controlled Entities:
Malirum Pty Ltd also provides leased premises to the economic entity. All dealings with the firm are in the ordinary course of business and on normal commercial terms and conditions. Rent paid to Malirum Pty Ltd during the year was $14,185.

From time to time some of the wives of directors of the company may be employed by the company. This employment is on the same terms and conditions as those entered into by other company employees.

Transactions with other related parties:
The economic entity has unsecured interest free loans payable to other related parties (refer Note 12). The economic entity has unsecured interest free loans receivable from other related parties (refer Note 5).

During the year the economic entity purchased materials at a cost of $4,516,937 from subsidiaries of the parent entity. The purchases were on normal terms and conditions.

Ultimate parent entity:
At the date of this report the ultimate parent entity of the company is believed to be Hussmann International Inc., a company incorporated in the United States of America.

NOTE 21 - SUBSEQUENT EVENTS

Since 1st July 1998 the parent entity of the economic entity is controlled by Hussmann International Inc., a company incorporated in the United States.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 22 - SIGNIFICANT DIFFERENCES BETWEEN AUSTRALIAN AND UNITED STATES GAAP (Cont'd)

(a) Statement of Cash Flows
Under both Australian and US GAAP, a Statement of Cash Flows, which discloses cash flows from operating, investing, and financing activities, is required to be presented. Under US GAAP, bank overdraft would be reclassified as a financing activity rather than as a component of cash position.

(b) Abnormal Items
Under Australian GAAP, items of revenue and expense which are considered abnormal by reason of their size and effect on the results for the year are classified as abnormal items in the income statement. While such items may be separately identified for purposes of US GAAP they would normally be shown as part of continuing operations.

(c) Long Term Contracts
Under US GAAP, for contract accounting, "costs of uncompleted contracts in excess of related billings" should be shown in the balance sheet as a current asset, and "billings of uncompleted contracts in excess of related costs" should be shown in liabilities. If costs exceed billings on some contracts, and billings exceed costs on others, the contracts should be segregated so that the figures on the asset side include only those contracts on which costs exceed billings, and those on the liability side include only those on which billings exceed costs.

(d) Investment in Affiliates
Under Australian GAAP, investments in affiliates are initially recorded at cost, but may be revalued. Income from investments in affiliates is recognized only to the extent of dividends received or receivable from post-acquisition profits of the affiliate.

Under US GAAP, the equity method of accounting for an investment should be followed by an investor whose investment in voting stock gives it the ability to exercise significant influence over operating and financial policies of an affiliate but who has less than a majority voting interest. The equity method of accounting requires the investor to recognise its proportionate share of the affiliate's net profit or loss for the period, while dividends received or receivable are accounted for as reductions in the carrying value of the investment.

The original investment in affiliates commenced on 1st December 1996.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 22 - SIGNIFICANT DIFFERENCES BETWEEN AUSTRALIAN AND UNITED STATES GAAP (Cont'd)

(e) Income Taxes
Accounting under Australian GAAP is equivalent in most major respects to US GAAP SFAS 109, "Accounting for Income Taxes." Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when they are "assured beyond a reasonable doubt". Net operating losses must pass a "virtual certainty" threshold, which "will only be met in rare and exceptional circumstances". Under US GAAP, a tax asset is recognized when it is "more likely than not" that such tax asset would be realized. Where the full benefit of the asset is not expected to be realized the US provide for a valuation allowance to report the tax asset at the level of its expected realization.

(f) Reconciliation under US GAAP
The application of the above described generally accepted accounting principles in the United States would have had the following approximate effect on Net Earnings and Equity.

     1997                                                                  1998
     $000                                                                  $000

                  (i)  Net Earnings
      (35)        As reported in accordance with Australian GAAP         (4,239)
                  Approximate US GAAP adjustments:
     (830)        Equity in loss of affiliates                             (172)
       --         Reversal of Provision for Diminution of Investment
                  in affiliates                                           2,105
       --         Permanent decline in carrying amount of Investment
                  in affiliates                                          (1,103)
     (865)        Approximate Net Earnings (Loss) in accordance with
                  US GAAP                                                (3,409)

                  (ii) Equity
    6,376         As reported in accordance with Australian GAAP          2,137
                  Approximate US GAAP adjustments:
     (830)        Cumulative adjustments to Investments in affiliates        --

    5,546         Approximate Equity in Accordance with US GAAP           2,137

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761
              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 1998

NOTE 23 - NOTES TO THE STATEMENT OF CASH FLOWS

(A) Reconciliation of Cash
For the purpose of the Statement of Cash Flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statement of Cash Flows is reconciled to the related items in the balance sheets as follows:

  1997                                   Note
   $
                                                                     $
      196,549     Cash                    4                       1,596,684
   (1,924,304)    Bank overdraft         12                      (2,267,417)
  -----------                                                    ----------
   (1,727,755)                                                     (670,733)
  ===========                                                    ==========

(B) Reconciliation of operating profit after income tax to net cash provided by operating activities

      (34,864)    Operating loss after income tax                (4,238,733)
                  Add/(less) items classified as investing/
                  finance activities:
      (14,109)    (Profit)/loss on sale of non current assets       (98,461)
      229,239     Finance charges on capitalized leases              90,426
                  Add/(less) non-cash items:
      936,088     Amortization                                      622,918
      433,238     Depreciation                                      328,972
           --     Write-down in value of investment               2,104,539
  -----------                                                    ----------
                  Net cash provided by operating activities
    1,549,592     before change in assets and liabilities        (1,190,339)



                                                                     $
              Change in assets and liabilities:
    460,883   (Increase)/decrease in inventories and WIP          1,593,808
     47,508   (Increase)/decrease in prepayments                     52,386
   (156,528)  (Increase)/decrease in trade/term debtors             (64,122)
      5,189   (Increase)/decrease in loans to McAlpine             (403,292)
   (498,923)  (Decrease)/increase in accounts payable             1,985,184
     97,030   (Decrease)/increase in provisions                     (51,140)
   (160,614)  (Increase)/decrease in other debtors                  160,473
    (88,844)  (Increase)/decrease FITB                           (1,086,923)
    409,227   (Decrease)/increase in DITL                          (188,272)
   (869,718)  (Decrease) in income tax payable                           --
         --   (Decrease)/increase in loan from McAlpine             429,220
  ---------                                                       ---------
              Net cash provided by/(used in) operating
    794,802     activities                                        1,236,983
  =========                                                       =========

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                     INDEPENDENT AUDIT REPORT TO THE MEMBERS

SCOPE
We have audited the financial statements of Triangle Refrigeration (Australia) Pty Limited and Subsidiary Companies for the year ended 30th June, 1998, consisting of the profit and loss account, balance sheet, statement of cash flows, accompanying notes and the statement by directors, as set out on pages 5 to 25. The holding company's directors are responsible for the financial statements. We have conducted an independent audit of the financial statements in order to express an opinion on them to the members of the holding company.

Our audit has been conducted in accordance with Australian Auditing Standards, which are substantially equivalent to generally accepted auditing standards in the United States, to provide reasonable assurance whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial statements are presented fairly in accordance with the Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the economic entity's financial position, the results of its operations and its cash flows.

Accounting principles generally accepted in Australia, vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended 30th June 1998 and stockholders' equity as of 30th June 1998 to the extent summarized in note 22 to the financial statements.

The audit opinion expressed in this report has been formed on the above basis.

                 TRIANGLE REFRIGERATION (AUSTRALIA) PTY LIMITED
                   AND SUBSIDIARY COMPANIES A.C.N. 003 188 761

                     INDEPENDENT AUDIT REPORT TO THE MEMBERS

AUDIT OPINION
In our opinion the financial statements of Triangle Refrigeration (Australia) Pty Limited and Subsidiary Companies for the year ended 30th June, 1998 are properly drawn up:

so as to give a true and fair view of the state of affairs of the economic entity at 30th June 1998 and the results and cash flows of the economic entity for the financial year ended on that date and of the matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

in accordance with the provisions of the Corporations Law; and

in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.


BYRONS
CHARTERED ACCOUNTANTS


Jeffrey P. Matchett -- Partner

 ..............................
DATE

                          HUSSMANN INTERNATIONAL, INC.
  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



The unaudited pro forma combined condensed financial statements as presented herein have been prepared from the historical financial statements of Hussmann International, Inc. (the "Company"), McAlpine Refrigeration Ltd.("McAlpine") and Triangle Refrigeration (Australia) Pty. Limited ("Triangle"), collectively McAlpine and Triangle are referred to as, McAlpine Investments, Ltd. ("MIL"), for the periods noted.

On August 17, 1998, the Company acquired a 65% interest in MIL. The acquisition was effected pursuant to the Agreement relating to Hussmann McAlpine, Ltd. dated August 17, 1998 (the "Agreement"), which created Hussmann McAlpine Limited ("HML"), a holding company, which in turn purchased all of the shares of MIL. The Company owns 65% of HML and the former minority shareholders of MIL or its subsidiaries own 35%. This acquisition has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed of MIL based upon the Company's portion of their estimated fair market value.

The following unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and for the six-month period ended June 30, 1998, represent the Company's results of operations as adjusted to give effect to the acquisition of the 65% interest in MIL, as if the transaction had occurred on January 1, 1997. The unaudited pro forma combined condensed balance sheet as of June 30, 1998, gives effect to the acquisition as if it had occurred on June 30, 1998. For pro forma presentation, due to the common ownership of McAlpine and Triangle, the companies that constitute MIL are shown on a combined basis. All significant intercompany transactions and balances have been eliminated.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q for the periods ended December 31, 1997, and June 30, 1998, respectively.

The unaudited pro forma combined condensed information presented on the following pages is for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the six months ended June 30, 1998, may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

                          HUSSMANN INTERNATIONAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (Dollars in millions, except per share information)

                                           Historical
                             Historical     Combined     Pro Forma
                              Hussmann        MIL       Adjustments     Eliminations      As Adjusted
                             ----------    ----------   -----------     ------------      -----------
Sales and revenues            $1,096.2        $64.2              --            ($4.5)(a)     $1,155.9
Cost of goods sold               889.5         59.8              --             (3.6)(a)        945.7
                             ---------     --------     -----------     ------------      -----------
Gross profit                     206.7          4.4              --             (0.9)           210.2
Selling, general and
 administrative expenses         114.4          5.1              --               --            119.5
Amortization expense               1.5          0.1             0.6 (b)           --              2.1
                                                               (0.1)(b)
Non-recurring charges             47.8          0.2              --               --             48.0
                             ---------     --------     -----------     ------------      -----------
Operating income                  43.0         (1.0)           (0.5)            (0.9)            40.6
Whitman charges                   28.4           --              --               --             28.4
Interest expense                  18.9          0.5             0.1 (c)           --             19.3
                                                               (0.2)(c)
Other income, net                  0.5           --              --               --              0.5
                             ---------     --------     -----------     ------------      -----------
Loss before income tax
 expense                          (3.8)        (1.5)           (0.4)            (0.9)            (6.6)
Income tax expense
 (benefit)                         9.4         (0.4)             -- (d)         (0.3)(d)          8.7
                             ---------     --------     -----------     ------------      -----------
Net loss before minority
 interests                       (13.2)        (1.1)           (0.4)            (0.6)           (15.3)
Minority interest                  0.4           --             0.5 (e)           --              0.9
                             ---------     --------     -----------     ------------      -----------
Net income (loss)               ($12.8)       ($1.1)            0.1            ($0.6)          ($14.4)
                             =========     ========     ===========     ============      ===========

-----------------------------------------------------------------------------------------------------
Pro forma shares outstanding
- basic & diluted               50.731                                                         50.731
Pro forma basic and diluted
earnings per share              $(0.25)                                                        $(0.28)
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these pro forma financial statements

                          HUSSMANN INTERNATIONAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998
              (Dollars in millions, except per share information)

                                           Historical
                             Historical     Combined     Pro Forma
                              Hussmann        MIL       Adjustments     Eliminations      As Adjusted
                             ---------     ----------   -----------     ------------      -----------
Sales and revenues              $538.8        $24.5           ($4.9)(f)        ($2.0)(a)      $ 556.4
Cost of goods sold               434.4         23.7            (4.5)(f)         (2.0)(a)        451.6
                             ---------     --------     -----------     ------------      -----------
Gross profit                     104.4          0.8            (0.4)              --            104.8
Selling, general and
administrative expenses           62.8          2.6              --               --             65.4
Amortization expense               0.5          0.1             0.3 (b)           --              0.8
                                                               (0.1)(b)
                             ---------     --------     -----------     ------------      -----------
Operating income                  41.1         (1.9)           (0.6)              --             38.6
Whitman charges                    1.5           --              --               --              1.5
Interest expense                   9.4          0.3            (0.1)(c)           --              9.7
                                                                0.1 (c)
Other income (expense),
net                                0.3           --                               --              0.3
                             ---------     --------     -----------     ------------      -----------
Income (loss) before
income tax expense                30.5         (2.2)           (0.6)              --             27.7
Income tax expense
(benefit)                         11.3         (0.8)           (0.2)(d)           --             10.3
                             ---------     --------     -----------     ------------      -----------
Net income (loss) before
minority interests                19.2         (1.4)           (0.4)              --             17.4
Minority interest                  0.6           --             0.6 (e)           --              1.2
                             ---------     --------     -----------     ------------      -----------
Net income (loss)                $19.8        ($1.4)           $0.2               --            $18.6
                             =========     ========    ============     ============      ===========

-----------------------------------------------------------------------------------------------------
Pro forma shares outstanding
-- basic                        50.872                                                         50.872
Pro forma basic earnings
per share                        $0.39                                                          $0.37
Pro forma shares outstanding
-- diluted                      52.147                                                         52.147
Pro forma diluted earnings
per share                        $0.38                                                          $0.36
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these pro forma financial statements

                          HUSSMANN INTERNATIONAL, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1998
                             (Dollars in millions)


                                                               Historical
                                                 Historical     Combined     Pro forma
                                                 Hussmann          MIL       Adjustments     Eliminations   As Adjusted
                                                 ----------    ----------    -----------     ------------   -----------
Current Assets
  Cash and cash equivalents                       $ 26.6         $ 1.1         $(1.9)(f)          -            $25.8
  Receivable, net                                  254.8           7.9          (0.2)(f)       (2.6)(g)        259.9
  Receivable from related parties                      -             -             -              -                -

  Inventories                                      111.8           3.6          (1.3)(h)          -            114.1
  Other current assets                               7.0           0.1             -              -              7.1
                                                  ------         -----          ----          -----           ------
Total current assets                               400.2          12.7          (3.4)          (2.6)           406.9
  Property and equipment                           163.6           1.2          (0.1)(f)          -            164.7
  Goodwill, net                                     23.9           1.9           4.3 (b)          -             30.1
  Deferred income taxes                              2.6           1.7           0.5 (f)          -              4.8
  Other assets                                      27.5             -             -              -             27.5
                                                  ------         -----          ----          -----           ------
Total assets                                      $617.8         $17.5          $1.3          $(2.6)          $634.0
                                                  ======         =====          ====          =====           ======
Current Liabilities:
  S/T debt and current portion of L/T debt        $ 19.1         $ 0.3             -              -           $ 19.4
  Accounts payable                                 102.9          10.6             -           (2.6)(g)        110.9
  Payable to related parties                           -           1.5          (0.6)(f)          -              0.9
  Income taxes payable                               2.3             -             -              -              2.3
  Accrued expenses                                  64.3           1.1             -              -             65.4
                                                  ------         -----          ----          -----           ------
Total current liabilities                          188.6          13.5          (0.6)          (2.6)           198.9
  Loans and advances                               244.8           2.1           0.8 (f)                       247.7
  Advances from related parties                        -             -             -              -                -
  Deferred income taxes and other liabilities       19.7           0.5             -              -             20.2
                                                  ------         -----          ----          -----           ------
Total liabilities                                  453.1          16.1           0.2           (2.6)           466.8
Minority interest                                    9.1             -           2.5 (f)          -             11.6
                                                  ------         -----          ----          -----           ------
Shareholder equity                                 155.6           1.4          (1.4)(f)          -            155.6
                                                  ------         -----          ----          -----           ------
Total liabilities and shareholder equity          $617.8         $17.5          $1.3         $(2.6)           $634.0
                                                  ======         =====          ====          =====           ======


The accompanying notes are an integral part of these pro forma financial statements

                          HUSSMANN INTERNATIONAL, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


(a) Represents the elimination of sales and revenues and cost of goods sold between the Company and MIL resulting from the company's prior independent distributor relationship with MIL.

(b) Represents the elimination of historical goodwill and the related amortization and the entry to record goodwill and the related amortization charge. The pro formas assume $6.2 million of goodwill related to the acquisition is being amortized over 10 years. The allocation of the purchase price has not yet been finalized.

(c)  Represents the increase in interest expense associated with the promissory note issued to Pupuke Holdings Limited (Pupuke) in the amount of approximately $700,000, revised note due June 30, 2000 bearing interest at an annual rate of 15%. the issuance of Pupuke promissory note is in accordance with the Agreement, Clause 3.5(b). Also represents the reduction in interest expense associated with the extinguishment of McAlpine's 15% Convertible Notes held by a former related party. The extinguishment of the Convertible Notes is in accordance with the Agreement, Clause 3.5(a).

(d) To provide for income tax expense (benefit) on pre tax earnings using an estimated combined statutory rate of 38% on all "taxable" items.

(e) To allocate net income (loss) to the accounts of the minority shareholders of HML representing their 35% interests in the combined entity.

(f) Represents the adjustments necessary to account for the flow of transactions outlined in the Agreement. The transactions include the receipt of the purchase price, the extinguishment of debt, the issuance of new debt, conforming journal entries to conform MIL's accounting principles to those used by the Company, eliminate the historical goodwill, record the estimated amount of new goodwill, and record the appropriate amount of minority interest associated with the acquisition.

(g) To eliminate an amount owed to the Company by MIL resulting from the Company's prior independent distributor relationship with MIL.

(h) To eliminate intercompany profit in inventory resulting from the Company's prior independent distributor relationship with MIL.

                                 EXHIBIT INDEX
EXHIBIT
NUMBER


 2 The Agreement Relating to Hussmann Mcalpine Limited dated August 17, 1998 between Hussmann Netherlands B.V. and Barry Edward Brill and Allan Francis
     Cotter, Phillip Joseph Miller, Howard James Small, and Robert Charles Todd and Kevin Stainer (incorporated by reference to Exhibit 2 to the Form 8-K filed with the Securities and Exchange Commission on August 31, 1998).

23a Consent of Independent Auditors -- Deloitte Touche Tohmatso as independent auditors for Mcalpine Refrigeration Ltd.

23b Consent of Independent Auditors -- Byrons Chartered Accountants as independent auditors for Triangle Refrigeration (Australia) Pty. Limited.